EXHIBIT 10.03

AMENDED AND RESTATED

SUBSIDIARY SECURITY AGREEMENT

THIS AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT is dated as of May 14, 2014 and made by and among the Persons listed on the signature pages hereof (collectively, the “Grantors”), and DUANE SPADER (the “Lender”).

R E C I T A L S

WHEREAS, Verity Farms, L.L.C., a South Dakota limited liability company (“Borrower”) and the Lender have entered into a Revolving Credit Agreement of even date herewith (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”). (Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.)

WHEREAS, this document is an amendment and restatement of a Subsidiary Security Agreement entered into between the parties on or about October 13, 2013.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make further advances under the Credit Agreement, each Grantor hereby agrees with the Lender as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Lender a security interest in such Grantor’s right, title and interest in and to all of Grantor’s goods, assets and properties of all kinds and descriptions, wherever the same may now or hereafter be located, now existing and/or owned or hereafter arising and/or acquired, or in which Grantor has or hereafter may acquire an interest, to the extent of such interest (collectively, the “Collateral”), including without limitation the following:

All accounts, deposit accounts, equipment, inventory, fixtures, contract rights, investment property, chattel paper, documents, instruments, commercial tort claims and general intangibles (including payment intangibles), and all other personal property, whether now owned or hereafter acquired and wherever arising or located, and all products and proceeds thereof, and all accessions, substitutions and replacements thereof, including, without limitation, the personal property described on Schedule I attached hereto.

Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all obligations of each Grantor to Lender now or hereafter existing under the Loan Documents, including, without limitation, the “Guaranteed Obligations” under the Subsidiary Guaranty, whether such obligations are direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”). Notwithstanding the terms of the Credit Agreement or any related document, as concerns the obligations of each Grantor with respect to the Secured Obligations, prepayment is required by a Grantor under the Subsidiary Guaranty each time (to be paid within ten (10) days thereafter) that such Grantor or any Affiliate thereof raises, from time to time, funds through the sales of equity interests in Grantor or its Affiliates or obtains funds by borrowing from other sources; provided that (i) this prepayment requirement shall only apply to funds received by Grantor or any Affiliate thereof after September 30, 2015, and then, after such date, only to sales of equity interests or borrowings from other sources if the total funds generated thereby from and after October 1, 2015, exceed Five Hundred Thousand Dollars ($500,000.00), and (ii) the total amount of any such prepayment required at a particular time under such Subsidiary Guaranty, together with any prepayment then due under similar prepayment provisions included in other guarantees executed by a Grantor or its Affiliates in favor of Lender, is limited to fifty percent (50%) of the amount of funds then raised by such sale of equity interest or borrowings. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving an Obligated Party.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Covenants from Credit Agreement. Each Grantor covenants and agrees that, so long as any part of the Secured Obligations shall remain unpaid or Lender shall have any commitment under the Credit Agreement, such Grantor will perform and observe all of the terms, covenants and agreements set forth in the Credit Agreement and the other Loan Documents on its part to be performed or observed or that Borrower has agreed to cause such Grantor to perform or observe.

Section 5. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule II hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule II hereto. The information set forth in Schedule II hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule II hereto. All of the equipment and inventory of such Grantor are located at the locations specified for such Grantor in Schedule II hereto.

(b) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any lien, security interest, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Lender relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

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(c) Such Grantor has exclusive possession and control of the equipment and inventory other than inventory stored at any leased premises or warehouse for which a landlord’s or warehouseman’s agreement, in form and substance satisfactory to the Lender, is in effect. In the case of equipment and inventory located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such equipment or inventory is located has issued any warehouse receipt or document, or received notification of any secured party’s interest (other than the security interest granted hereunder or permitted by the Credit Agreement) in such Grantor’s equipment or inventory, or asserted any lien, claim or charge (based on contract, statute or otherwise) on such equipment and inventory.

(d) All filings and other actions (including, without limitation, actions necessary to obtain control of Collateral as provided in Sections 9-105, 9-106 and 9-107 of the UCC) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Lender a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations.

(e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, or (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect.

Section 6. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Lender may request, in order to perfect and protect any security interest granted or purported to be granted by such Grantor hereunder or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly, upon the written request of the Lender, with respect to Collateral of such Grantor: (i) mark conspicuously each document, contract, and all chattel paper and, at the request of the Lender, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Lender, indicating that such Collateral or record is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Lender hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender; (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) deliver and pledge to the Lender certificates representing Collateral, if any, that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (v) take all action necessary to ensure that the Lender has control of Collateral consisting of electronic chattel paper, investment property, and transferable records as provided in Sections 9-105, 9-106 and 9-107 of the UCC; (vi) cause the Lender to be the beneficiary under all letters of credit that constitute Collateral, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and (vii) deliver to the Lender evidence that all other action that the Lender may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

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(b) Each Grantor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Lender to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) Each Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Lender may reasonably request, all in reasonable detail.

Section 7. Transfers and Other Liens. Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and liens permitted under the Credit Agreement.

Section 8. Lender Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Lender as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default, in the Lender’s discretion, to take any action and to execute any instrument that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance claims,

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(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any assigned agreement or the rights of the Lender with respect to any of the Collateral.

Section 9. Lender May Perform. If any Grantor fails to perform any agreement contained herein, the Lender may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by such Grantor.

Section 10. The Lender’s Duties. (a) The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Lender may from time to time, when the Lender deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Lender hereunder with respect to all or any part of the Collateral. In the event that the Lender so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Lender, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Lender, with all rights, powers, privileges, interests and remedies of the Lender hereunder with respect to such Collateral, and (iii) the term “Lender,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Lender with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Lender.

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Section 11. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place and time to be designated by the Lender that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of the Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral and (C) exercise all other rights and remedies with respect to the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) At any time during which the Lender is exercising its rights and remedies in respect of the Collateral, any cash held by or on behalf of the Lender and all cash proceeds received by or on behalf of the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant hereto) in whole or in part by the Lender against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by or on the behalf of the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary indorsement).

(d) The Lender may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Collateral.

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Section 12. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless Lender and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to the Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 13. Amendments; Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Lender to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 14. Notices. All notices and other communications provided for hereunder shall be given in accordance with the Subsidiary Guaranty executed by the Grantors in favor of Lender.

Section 15. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations and (ii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its commitment, the advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise.

Section 16. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of inventory in the ordinary course of business), the Lender will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Lender, at least ten Business Days (five days in the case of the proposed sale of any individual vehicle on which Lender has a lien) prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Lender and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Lender may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith shall, to the extent so required under the Credit Agreement, be paid or made to, or in accordance with the instructions of the Lender.

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(b) Upon the latest of (i) the payment in full in cash of the Secured Obligations and (ii) the Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Lender will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 17. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Dakota.

IN WITNESS WHEREOF, each Grantor has caused this Amended and Restated Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

LENDER:

/s/ DUANE SPADER
Duane Spader

GRANTORS:

Verity Meats, LLC

By:	/s/ VERLYN SNELLER
Its:

Verity Grains, LLC

By:	/s/ VERLYN SNELLER
Its:

Verity Water LLC

By:	/s/ VERLYN SNELLER
Its:

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Schedule I to the

Security Agreement

COLLATERAL

(a) All accounts, deposit accounts, contract rights, chattel paper, (whether electronic or tangible) instruments, promissory notes, documents, general intangibles (including, but not limited to, all rights under franchise agreements, non-compete agreements and goodwill), payment intangibles, software, letter of credit rights, health-care insurance receivables and other rights to payment of every kind now existing or at any time hereafter arising.

(b) All inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process, farm products and other materials used or consumed in Grantor’s business, now or at any time hereafter owned or acquired by Grantor, wherever located, and all products thereof, whether in the possession of Grantor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located in Grantor’s place of business or elsewhere;

(c) All warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Grantor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Grantor, any bailee or any other person for any purpose;

(d) All money and property heretofore, now or hereafter delivered to or deposited with Lender or otherwise coming into the possession, custody or control of Lender (or any agent or bailee of Lender) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

(e) All right, title and interest of Grantor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements, supporting obligations and other similar contracts of every kind in which Grantor now has or at any time hereafter shall have an interest;

(f) All goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and all improvements, replacements, accessions and additions thereto and embedded software included therein, whether located on any property owned or leased by Grantor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Grantor, and all such goods after they have been severed and removed from any of said real property; and

(g) All motor vehicles, trailers, mobile homes, manufactured homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Grantor or elsewhere;

together with whatever is receivable or received whether any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing.

Schedule II to the

Security Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, BUSINESS LOCATIONS, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Location	Chief Executive Office	Business Locations	Type of Organization	Jurisdiction of Organization	Organizational ID No.
Verity Meats, L.L.C.	47184 258th St., Sioux Falls, SD 57107-6433	Same		Single Member LLC	SD	DL005947

Verity Grains, L.L.C.	47184 258th St., Sioux Falls, SD 57107-6433	Same		Single Member LLC	SD	DL015492

Verity Water, L.L.C.	47184 258th St., Sioux Falls, SD 57107-6433	Same		Single Member LLC	SD	DL027539